Exhibit 5.1

October 4, 2010

MagnaChip Semiconductor Finance Company

MagnaChip Semiconductor S.A.

74, rue de Merl

B.P. 709 L-2146 Luxembourg R.C.S.

Luxembourg, B97483

MagnaChip Semiconductor Inc.

20400 Stevens Creek Boulevard, Suite 370

Cupertino, CA 95014

Re:	Registration Statement on Form S-4 Filed by MagnaChip Semiconductor Finance Company and Co-Registrants Relating to the Exchange Offer (as defined below)

Ladies and Gentlemen:

We have acted as counsel for MagnaChip Semiconductor Finance Company, a Delaware corporation (the “Company”), MagnaChip Semiconductor S.A., a company organized under the laws of Luxembourg (the “Co-Issuer” and together with the Company, the “Issuers”) and the Subsidiary Guarantors (as defined below) in connection with the Registration Statement on Form S-4 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Registration Statement relates to the proposed issuance and exchange (the “Exchange Offer”) of up to $215,000,000 aggregate principal amount of 10.500% Senior Notes due 2018 of the Issuers (the “Exchange Notes”) for an equal principal amount of 10.500% Senior Notes due 2018 of the Issuers outstanding on the date hereof (the “Outstanding Notes”). The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of April 9, 2010 (as amended, supplemented or otherwise modified, the “Indenture”), by and among the Issuers, the companies listed on Annex A hereto (each, a “Covered Guarantor” and, collectively, the “Covered Guarantors”), the companies listed on Annex B hereto (each, an “Other Guarantor” and, collectively, the “Other Guarantors;” such Other Guarantors and the Covered Guarantors are collectively referred to as the “Subsidiary Guarantors”) and Wilmington Trust FSB, as trustee (the “Trustee”). The Outstanding Notes are, and the Exchange Notes will be, guaranteed (each, a “Subsidiary Guarantee”) on a joint and several basis by the Subsidiary Guarantors.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions.

MagnaChip Semiconductor Finance Company

MagnaChip Semiconductor S.A.

October 4, 2010

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

The Exchange Notes, when they are executed by the Company, authenticated by the Trustee in accordance with the Indenture and issued and delivered in exchange for the Outstanding Notes in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of the Company.

2.

The Exchange Notes, when they are executed by the Co-Issuer, authenticated by the Trustee in accordance with the Indenture and issued and delivered in exchange for the Outstanding Notes in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of the Co-Issuer.

3.

The Subsidiary Guarantee of the Exchange Notes (each, an “Exchange Guarantee” and collectively, the “Exchange Guarantees”) of each Covered Guarantor, when it is issued and delivered in exchange for the Subsidiary Guarantee of the Outstanding Notes (collectively, the “Outstanding Guarantees”) of that Covered Guarantor in accordance with the terms of the Exchange Offer, will constitute a valid and binding obligation of that Covered Guarantor.

4.

The Exchange Guarantee of each Other Guarantor, when it is issued and delivered in exchange for the Outstanding Guarantee of that Other Guarantor in accordance with the terms of the Exchange Offer, will constitute a valid and binding obligation of that Other Guarantor.

The opinions set forth above are subject to the following limitations, qualifications and assumptions:

For purposes of the opinions expressed herein, we have assumed that the Trustee has authorized, executed and delivered the Indenture and that the Indenture is the valid, binding and enforceable obligation of the Trustee.

The opinions expressed herein are limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally, and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or in equity.

The opinions expressed herein are limited to (i) the laws of the State of California, (ii) the General Corporation Law of the State of Delaware and (iii) and the Delaware Limited Liability Company Act, including applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, in each case as currently in effect, and we express no opinion or view as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction on the opinions expressed herein.

MagnaChip Semiconductor Finance Company

MagnaChip Semiconductor S.A.

October 4, 2010

We are not admitted or qualified to practice law in the Grand Duchy of Luxembourg, The Netherlands and the British Virgin Islands and we do not express any opinion herein with respect to such jurisdictions, nor do we express any opinion herein with respect to the laws of Japan; Hong Kong, Special Administrative Region of the People’s Republic of China; Taiwan, the Republic of China; or England.

In rendering the opinions expressed in Paragraphs 2 and 4 above, we have relied solely upon (i) the opinion of Dechert LLP (Luxembourg), a copy of which has been filed as Exhibit 5.2 to the Registration Statement, with respect to matters governed by the laws of the Grand Duchy of Luxembourg, (ii) the opinion of NautaDutilh New York P.C., a copy of which has been filed as Exhibit 5.3 to the Registration Statement, with respect to matters governed by the laws of The Netherlands, (iii) the opinion of DLA Piper Tokyo Partnership, a copy of which has been filed as Exhibit 5.4 to the Registration Statement, with respect to matters governed by the laws of Japan, (iv) the opinion of DLA Piper Hong Kong, a copy of which has been filed as Exhibit 5.5 to the Registration Statement, with respect to matters governed by the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, (v) the opinion of Lee, Tsai & Partners Attorneys-at-Law, a copy of which has been filed as Exhibit 5.6 to the Registration Statement, with respect to matters governed by the laws of Taiwan, the Republic of China, (vi) the opinion of DLA Piper UK LLP, a copy of which has been filed as Exhibit 5.7 to the Registration Statement, with respect to matters governed by the laws of England and (vii) the opinion of Harney Westwood & Riegels, a copy of which has been filed as Exhibit 5.8 to the Registration Statement, with respect to matters governed by the laws of the British Virgin Islands.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

Annex A

Name of Covered Guarantors	State or Other Jurisdiction of Incorporation or Organization

MagnaChip Semiconductor LLC	Delaware

MagnaChip Semiconductor, Inc.	California

MagnaChip Semiconductor SA Holdings LLC	Delaware

Annex B

Name of Other Guarantors	State or Other Jurisdiction of Incorporation or Organization

MagnaChip Semiconductor B.V.	The Netherlands

MagnaChip Semiconductor Holding Company Limited	British Virgin Islands

MagnaChip Semiconductor Ltd.	United Kingdom

MagnaChip Semiconductor Ltd.	Taiwan

MagnaChip Semiconductor Inc.	Japan

MagnaChip Semiconductor Ltd.	Hong Kong